EXHIBIT 21

                       CE SOFTWARE HOLDINGS, INC.
                     SUBSIDIARIES OF THE REGISTRANT


NAME		                                              				STATE OF INCORPORATION

CE Software, Inc. . . . . . . . . . . . . . . . . . . . . .. . . . .Iowa

CE Distributing, Inc.. . . . . . . . . . . . . . . . . . . . . . . .Iowa


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